Exhibit (h)(xi) under Form N-1A
                                           Exhibit 10 under Item 601/Reg. S-K

                   AMENDMENT TO FUND ACCOUNTING AGREEMENT

      THIS AMENDMENT, made as of the 1st day of July 2004, between Huntington National Bank (hereinafter referred to as "Huntington"), a national bank having its principal place of business at 41 S. High St., Columbus, Ohio 43287, and BISYS FUND SERVICES OHIO, INC. (hereinafter referred to as "BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 is attached to and incorporated by reference into that certain Fund Accounting Agreement dated May 1, 2002, as amended July 30, 2003 (the "Agreement"), by and between Huntington and BISYS. The terms of this Amendment shall be in addition to the terms of the Agreement; provided, however, that in the event of a conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. To the extent the Agreement is amended subsequent to the date hereof, and the terms of the amended Agreement and this Amendment conflict, the terms of the Agreement shall control. This preamble is an essential part of this Amendment and its terms are a part of this Amendment.

      WHEREAS, Huntington and BISYS entered into the Agreement, pursuant to which BISYS performs fund accounting services for the underlying portfolios (the "Funds") of The Huntington Funds and the Huntington VA Funds (collectively, the "Trusts"), each of which is a Massachusetts business trust; and

      WHEREAS, Huntington desires that BISYS provide certain additional services in connection with the valuation of securities held in certain Funds' portfolios, and BISYS is willing to provide the services set forth in this Amendment on the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, Huntington and BISYS hereby agree as follows:

      1. Services as Fund Accountant. Section 1(b)(i) and (ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

      (a) BISYS will calculate the net asset value per share ("NAV") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

      (b) In each calculation of NAV, BISYS will apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Trusts ("Valuation Procedures"), including (A) using pricing information from independent pricing services, with respect to securities for which market quotations are readily available, and (B) if applicable to a particular Fund or Funds (the "Fair Valued Securities"), fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Trusts (collectively, "Fair Value Information Vendors") with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund's pricing time, or which are otherwise required to be made subject to a fair value determination, as set forth under the Valuation Procedures.

      (c) BISYS will prepare quarterly reports summarizing the impact of fair value pricing on the NAV of each of the Fair Valued Securities as compared to its NAV using local closed prices and as compared to its NAV using next-day open prices, which reports help the Trusts to monitor and evaluate their use of fair value pricing information under their Valuation Procedures.

      (d) Consistent with Section 8 of the Agreement, in connection with the services provided in (a) through (c) above, BISYS will keep and maintain the books and records that are required to be kept and maintained under Rule 31a-1 or other applicable regulations under the 1940 Act, including those pertaining to (A) fair value prices and/or adjustment factors provided by Fair Value Information Vendors, and (B) market prices for securities that are valued using fair value information provided by Fair Value Information Vendors.

      2.    Compensation and Expenses.

      (a) As compensation for the services set forth above that relate to the use of Fair Value Information Vendors ("Fair Value Support Services"), Huntington shall pay to BISYS a one-time "Development Fee" and the "Annual BISYS Fee", all as set forth on Schedule C to this Amendment. Huntington shall pay BISYS the Annual BISYS Fee for each Fund that Huntington designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS hereunder; provided, however, that BISYS will not charge such Annual BISYS Fee for a Fund that is a "clone" (whereby, at all times during the year, at least 90% of the "clone" Fund's foreign portfolio holdings are identical to those of the other Fund for which BISYS is charging the Annual BISYS Fee) of another Fund for which Huntington is already paying the Annual BISYS Fee. The compensation set forth under this Amendment is payable in addition to the compensation otherwise payable under the Agreement. The parties acknowledge that this compensation will ultimately be paid by the Trusts as a reimbursement to Huntington under Section XV of the Financial Administration and Accounting Services Agreement between Huntington and the Trusts, dated December 1, 2001.

      (b)   Additionally:

      (i) Huntington shall reimburse BISYS for the actual costs incurred by BISYS from Fair Value Information Vendors with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of those Funds that Huntington designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS hereunder. Such actual costs are referred to as the Annual Fair Valuation Vendor Fee and will be calculated at the discounted group rate made available to BISYS clients by the Fair Valuation Information Vendors, if applicable.

      (ii) Section 4(b)(iii) of the Agreement is deleted in its entirety and replaced with the following:

               Huntington shall pay to BISYS a charge for the pricing information obtained with respect to each of the securities held in the portfolio of each Fund, which charge shall not exceed the charge that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

      3. Instructions and Compliance.

      Huntington hereby instructs and authorizes BISYS to provide information pertaining to the Fund's portfolio to Fair Value Information Vendors in connection with the fair value determinations made under Huntington's Valuation Procedures and other legitimate purposes related to the Fair Value Support Services to be provided hereunder.

      Huntington understands and acknowledges that while BISYS' services hereunder are intended to assist Huntington, the Trusts and the Board in fulfilling obligations to price and monitor pricing of Fund portfolios, BISYS does not assume responsibility for the accuracy or appropriateness of pricing information or methodologies, including any fair value pricing information or adjustment factors. Huntington (or the Trusts) retains its overall responsibilities to (i) adopt policies and procedures monitoring for circumstances that may necessitate the use of fair value prices, (ii) establish criteria for determining when market quotations are no longer reliable for a particular portfolio security, (iii) determine a methodology or methodologies by which the current fair value of the portfolio security may be determined, and
(iv) regularly review the appropriateness and accuracy of the method used in valuing securities and make any necessary adjustments.

      4. Information to be Furnished by Huntington and BISYS

      BISYS represents that, upon request by Huntington or the Trust, it will provide information regarding each independent pricing vendor and Fair Value Information Vendor to be used by BISYS in rendering fund accounting services, including Fair Value Support Services hereunder. BISYS shall not utilize any independent pricing vendor who has not been approved by the Trust as a Fair Value Information Vendor.

      Huntington represents that the Trusts have approved, or shall approve, each independent pricing vendor and Fair Value Information Vendor to be used by BISYS in rendering fund accounting services, including Fair Value Support Services hereunder.

      Huntington has furnished BISYS with a copy of the Trusts' Valuation Procedures and any related policies or procedures applicable to the services hereunder, and BISYS agrees to render its services hereunder in a manner consistent with the Valuation Procedures and such related policies or procedures. Huntington will submit any material amendments to the Valuation Procedures and such related policies or procedures to BISYS for BISYS' review, and any amendment that would have a material impact upon the services to be rendered by BISYS or the responsibilities of BISYS shall be subject to approval by BISYS in good faith, including but not limited to the designation of any additional Fair Value Information Vendor.

      5. Representation of Huntington and BISYS

      Huntington represents and warrants to BISYS that:

      (a) This Agreement has been duly authorized by Huntington and the Trusts and, when executed and delivered by Huntington, will constitute a legal, valid and binding obligation of Huntington, enforceable against Huntington in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and
      (b) Huntington represents and warrants that it has presented this Agreement to, together with any information requested by, the Board of Trustees of the Trusts, and the Board of Trustees of the Trusts has approved this Agreement. Huntington shall provide BISYS with copies of the resolutions evidencing such approval as of the effective date of this Agreement.

      BISYS represents and warrants to Huntington that:

      (c) This Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and

      (d) It has appropriate procedures and agreements in place to maintain the confidentiality of any non-public portfolio holdings information provided to the Fair Value Information Vendors unless and until the Funds publicly disclose such information.

      6. Miscellaneous

      (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

      (b) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

      (c) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

      (d) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

      (e) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

      7. Termination.

      Notwithstanding the termination provisions set forth in Section 6 of the Agreement, Huntington or the Trusts may terminate, without the payment of a penalty, the Fair Value Support Services set forth under this Amendment upon thirty (30) days prior written notice to BISYS. Neither Huntington nor the Trusts will be obligated to make any additional payments under the Annual BISYS Fee or the Annual Fair Valuation Vendor Fee after the expiration of the thirty
(30) day notice period. However, the remainder of the provisions of the Amendment not relating to Fair Value Support Services (including specifically those set forth in Sections 1(a) and (b) and (d), and Section 2(b)(ii)) of this Amendment, to the extent such provisions are not applicable to Fair Value Support Services and/or Fair Value Information Vendors, shall continue in effect for the duration of the Agreement.

                         (Page intentionally left blank)

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


                                    HUNTINGTON NATIONAL BANK


                                    By:  /s/ B. Randolph Bateman
                                       ---------------------------
                                    Name:  B. Randolph Bateman
                                    Title:  President


                                    BISYS FUND SERVICES OHIO, INC.


                                    By:  /s/ Fred Naddaff
                                    Name:  Fred Nadaff
                                    Title:  President Fund Services

                   AMENDMENT TO FUND ACCOUNTING AGREEMENT

      THIS AMENDMENT, made as of the 29th day of September, 2005, between Huntington National Bank (hereinafter referred to as "Huntington"), a national bank having its principal place of business at 41 S. High St., Columbus, Ohio 43287, and BISYS FUND SERVICES OHIO, INC. (hereinafter referred to as "BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 is attached to and incorporated by reference into that certain Fund Accounting Agreement dated May 1, 2002, as amended July 30, 2003, and further amended as of July 1, 2004 (the "Agreement"), by and between Huntington and BISYS. The terms of this Amendment shall be in addition to the terms of the Agreement; provided, however, that in the event of a conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. To the extent the Agreement is amended subsequent to the date hereof, and the terms of the amended Agreement and this Amendment conflict, the terms of the Agreement shall control. This preamble is an essential part of this Amendment and its terms are a part of this Amendment.

      WHEREAS, Huntington and BISYS entered into the Agreement, pursuant to which BISYS performs fund accounting services for the underlying portfolios (the "Funds") of The Huntington Funds and the Huntington VA Funds (collectively, the "Trusts"), each of which is a Massachusetts business trust; and

      WHEREAS, BISYS has provided and Huntington desires that BISYS continue to provide services with respect to Form N-Q, and BISYS is willing to provide the services set forth in this Amendment in consideration of the fee described below, on the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, Huntington and BISYS hereby agree as follows:

      1.    Amendments

      (a) Section 1(c) of the Agreement is amended by the addition of the following service to be provided by BISYS:

            (vi) Prepare and File holdings reports on Form N-Q as required at the end of the first and third fiscal quarters of each year.

      (b) Schedule B of the Agreement is amended by the addition of the following fee to be paid to BISYS:

      The compensation set forth under this Amendment is payable in addition to the compensation otherwise payable under the Agreement. Compensation payable to BISYS with respect to the Form N-Q service shall not be applied or counted toward any of the minimum fee requirements for other services provided by BISYS. The parties acknowledge that this compensation will ultimately be paid by the Trusts as a reimbursement to Huntington under Section XV of the Financial Administration and Accounting Services Agreement between Huntington and the Trusts, dated December 1, 2001.

      2.    Representations

Huntington represents and warrants to BISYS that:

      (a) This Amendment has been duly authorized by Huntington and the Trusts and, when executed and delivered by Huntington, will constitute a legal, valid and binding obligation of Huntington, enforceable against Huntington in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and

      (b) Huntington represents and warrants that it has presented this Amendment to, together with any information requested by, the Board of Trustees of the Trusts, and the Board of Trustees of the Trusts has approved this Amendment. Huntington shall provide BISYS with copies of the resolutions evidencing such approval prior to the effective date of this Amendment.

      3.    Miscellaneous

      (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

      (b) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

      (c) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

      (d) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

      (e) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

                                  * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                    HUNTINGTON NATIONAL BANK

                                    By:  /s/ B. Randolph Bateman
                                       ---------------------------
                                    Name:  B. Randolph Bateman
                                    Title:  President

                                    BISYS FUND SERVICES OHIO, INC.

                                    By:  /s/ Fred Nadaff
                                    Name:  Fred Nadaff
                                    Title:  President Fund Services